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                                                                     Exhibit 5.1
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                              November 12, 1999

Symphonix Devices, Inc.
2331 Zanker Road
San Jose, CA 95131-1109

     Re: Registration Statement on Form S-8 and S-3
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 and Form S-3 to be filed by you with the Securities and Exchange Commission on November 12, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,700,000 shares of your Common Stock, par value $0.001 per share (the "Shares"), (i) 1,500,000 shares of which are to be issued pursuant to options under the Amended and Restated 1994 Stock Option Plan, (ii) 170,898 shares of which are to be issued pursuant to the 1997 Employee Stock Purchase Plan (collectively, the "Plans") and (iii) 29,102 shares (the "Issued Shares") of which have previously been issued to employees of Symphonix Devices, Inc. pursuant to the 1997 Employee Stock Purchase Plan. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans and the proceedings taken and proposed to be taken in connection with the resale of the Issued Shares.

     It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable and that, upon completion of the proceedings being taken or contemplated by us, as your counsel, prior to the resale of the Issued Shares pursuant to the Prospectus constituting part of the Registration Statement on Form S-3 in order to permit such resales to be carried out in accordance with the securities laws of the various states where required, the Issued Shares are, and when resold in the manner referred to in the Registration Statement will be, legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                         Very truly yours,

                         WILSON SONSINI GOODRICH & ROSATI

                         /s/ Wilson Sonsini Goodrich & Rosati